QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.47

AGREEMENT

ON

THE EXPORT/IMPORT CONTROL COMPLIANCE

NEC Corporation ("NEC"), Newport Fab, LLC ("JAZZ") and Shanghai Hua Hong NEC Electronics Company, Limited ("HHNEC") hereby agree as follows:

1.
HHNEC shall comply with all applicable import/export control laws and regulations (including, but not limited to, those of the PRC, Japan and the U.S.A.).

It is understood and agreed by the Parties that HHNEC shall maintain the Transaction Management Committee (which is the HHNEC's existing internal committee having the full and sole function to observe the HHNEC's policy that HHNEC shall not be engaged in any transaction with military customers and any transaction for military purposes). In the event that the Transaction Management Committee is dissolved or changed without the unanimous approval of the parties hereto, all technology transfer agreements entered into between HHNEC and each of NEC and Jazz shall be immediately terminated at the election of the licensor party (NEC, or JAZZ or both, as the case may be), in which case, the licensor party shall be released from any and all obligations as set forth in such technology transfer agreements and be entitled to claim against HHNEC for all actual losses incurred therefrom.

2.
Each of NEC and JAZZ shall be entitled to designate at least one (1) member of the Transaction Management Committee. Each member of the Transaction Management Committee shall have a veto to block a transaction, for which such member has any evidence to show that such transaction is not consistent with any applicable import/export control laws and regulations or such HHNEC's policy.

3.
Each of NEC and JAZZ may, at its expense, conduct an audit of the HHNEC from time to time to confirm that HHNEC is in compliance with any applicable import/export control laws and regulations and such HHNEC's policy.

4.
This Agreement shall become effective upon the last-to-occur of the following:

  (1)
  signature to this Agreement by the parties hereto, and

  (2)
  effectiveness of the new joint venture contract on the establishment and operation of HHNEC under which JAZZ will make an equity investment in HHNEC.

This Agreement shall be signed in Chinese and English in three (3) originals, each party keeping one (1) original for their records.

NEC Corporation
By:	/s/ GREGORY J. GONIRAN
Title:	Gregory J. Goniran
Date:	M&A Manager
Newport Fab, LLC
By:	/s/ SHU LI
Title:	Shu Li
Date:	CEO
Shanghai Hua Hong NEC Electronics Company, Limited NEC Corporation
By:	/s/ K. SHIMAKURA
Title:	K. Shimakura
Date:	VC of Board & President

QuickLinks

  Exhibit 10.47
AGREEMENT ON THE EXPORT/IMPORT CONTROL COMPLIANCE